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                                                                       EXHIBIT 5



                     [McCausland Keen & Buckman letterhead]




                                  July 12, 2005


Neoware Systems, Inc.
400 Feheley Drive
King of Prussia, PA 19406


Re: Neoware Systems, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

           We have acted as counsel to Neoware Systems, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

           The Registration Statement covers (i) 1,500,000 shares of the Company's Common Stock which may be issued by the Company under the Company's 2004 Equity Incentive Plan (the "2004 Plan") and (ii) up to 1,750,000 shares of the Company's Common Stock (collectively, the "Shares") subject to outstanding options under the Company's 1995 Stock Option Plan (the "1995 Plan") and the Company's 2002 Non-Qualified Stock Option Plan (the "2002 Plan," and together with the 1995 Plan and the 2004 Plan, the "Plans") that terminate, expire or are canceled without having been exercised and which will be reserved for issuance under the 2004 Plan upon such termination, expiration or cancellation. We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the Plans and related minutes of actions taken by the Board of Directors and stockholders of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

           Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of the options granted under, the Plans, will be validly issued, fully paid and non-assessable.



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           We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                   Sincerely,

                                   McCAUSLAND KEEN & BUCKMAN


                                   By:   /s/ NANCY D. WEISBERG
                                         -------------------------------------
                                             Nancy D. Weisberg, Vice President